                                                                      EXHIBIT 12


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries


                                                                                    Year Ended
(Dollars in Millions)                                                        December 31, 2000
---------------------                                                        -----------------

Income before provision for income taxes, extraordinary items and
   cumulative effect of change in accounting principle                            $     17,819
Minority interest                                                                          216
Income from unconsolidated businesses                                                   (3,792)
Dividends received from unconsolidated businesses                                          215
Interest expense, including interest related to lease financing activities               3,502
Portion of rent expense representing interest                                              351
Amortization of capitalized interest                                                        52
                                                                                  ------------
Income, as adjusted                                                               $     18,363
                                                                                  ============

Fixed charges:
Interest expense, including interest related to lease financing activities        $      3,502
Portion of rent expense representing interest                                              351
Capitalized interest                                                                       230
Preferred stock dividend requirement                                                        26
                                                                                  ------------
Fixed charges                                                                     $      4,109
                                                                                  ============

Ratio of Earnings to Fixed Charges                                                        4.47
                                                                                  ============